================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): APRIL 10, 1998

                           HEARTLAND TECHNOLOGY, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             1-11956                                     36-1487580
---------------------------------------    -------------------------------------
     (Commission File Number)               (I.R.S. Employer Identification No.)


          547 WEST JACKSON BOULEVARD,
               CHICAGO, ILLINOIS                                60661
---------------------------------------------               ------------
 (Address of Principal Executive Offices)                    (Zip Code)

                                 (312) 294-0497
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

                                EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K (April 10,
1998) of Heartland Technology, Inc. (the "Registrant" or the "Company") amends and restates in its entirety Item 7 solely to file the financial statements and pro forma financial information required by Item 7(a) and (b), respectively.
                                                   *     *     *

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Solder Station One, Inc.                              Page

                  Report of Independent Auditors                        F-1
                  Balance Sheet at December 31, 1997                    F-2
                  Statement of Operations for the year
                     ended December 31, 1997                            F-3
                  Statement of Stockholders' Equity for the year
                     ended December 31, 1997                            F-4
                  Statement of Cash Flows for the year
                     ended December 31, 1997                            F-5
                  Notes to Financial Statements                         F-7

                  Report of Independent Auditors                        F-14
                  Balance Sheets at December 31, 1996 and 1995          F-15
                  Statements of Operations for the years
                     ended December 31, 1996 and 1995                   F-16
                  Statements of Stockholders' Equity for the years
                     ended December 31, 1996 and 1995                   F-17
                  Statements of Cash Flows for the years
                     ended December 31, 1996 and 1995                   F-18
                  Notes to Financial Statements                         F-20

         (b)      Pro Forma Financial Information.

                  Heartland Technology, Inc.                            Page

                  Introduction                                          F-25
                  Unaudited Pro Forma Condensed Consolidated
                     Balance Sheet at March 31, 1998                    F-26
                  Notes                                                 F-27

                  Unaudited Pro Forma Condensed Consolidated
                     Statement of Operations for the quarter ended
                     March 31, 1998                                     F-28
                  Notes                                                 F-29

                  Unaudited Pro Forma Condensed Consolidated
                     Statement of Operations for the year ended
                     December 31, 1997                                  F-30
                  Notes                                                 F-31

         (c)      Exhibits.

         Exhibit No.                              Description

              2.1 Agreement and Plan of Reorganization, dated as of April 10, 1998, by and among Solder Station-One, Inc., Odilon Cardenas, Enedina Cardenas, Heartland Technology, and SS Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated April 24, 1998 (the "Registrant's Form 8-K")). +

              99.1 Promissory Note, dated April 10, 1998, of Solder Station-One, Inc. and SS Acquisition Corporation, in the principal amount of $1,700,000, and payable to Odilon Cardenas and Enedina Cardenas (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K).

              99.2 Promissory Note, dated April 10, 1998, of Solder Station-One, Inc. and SS Acquisition Corporation, in the principal amount of $400,000, and payable to Odilon Cardenas and Enedina Cardenas (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K).

              99.3 Promissory Note, dated April 10, 1998, of Solder Station-One, Inc. and SS Acquisition Corporation, in the principal amount of $175,000, and payable to Corporate Finance Associates (incorporated by reference to
                                    Exhibit 99.3 to the Registrant's Form 8-K).

              99.4 Continuing Guaranty, dated as of April 10, 1998, by Heartland Technology, Inc. in favor of Odilon Cardenas and Enedina Cardenas (incorporated by reference to Exhibit 99.4 to the Registrant's Form 8-K).

              99.5 Loan and Security Agreement, dated as of April 10, 1998, by and between Solder Station-One, Inc., SS Acquisition Corporation, and LaSalle National Bank (incorporated by reference to Exhibit 99.5 to the Registrant's Form 8-K).

              99.6 Guaranty, dated as of April 10, 1998, from Heartland Technology, Inc. to LaSalle National Bank (incorporated by reference to Exhibit 99.6 to the Registrant's Form 8-K).



              + Certain schedules and similar attachments have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Heartland Technology, Inc.
                                                         (Registrant)



Date: June 24, 1998                                  By: /s/ Leon F. Fiorentino
                                                         -----------------------
                                                     Name:  Leon F. Fiorentino
                                                     Title: Vice President

                         Report of Independent Auditors


To the Board of Directors and Stockholders
Solder Station One, Inc.

We have audited the accompanying balance sheet of Solder Station One, Inc. (the "Company") as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of Solder Station One, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                          /s/ Ernst & Young LLP



Newport Beach, California
February 12, 1998

                            SOLDER STATION ONE, INC.

                                 Balance Sheet

                                December 31, 1997


                                                                               1997
                                                                       ------------------

ASSETS
Current:
     Cash and cash equivalents                                                $1,145,127
     Trade accounts receivable, less allowance for returns
         and doubtful accounts
         of $53,901                                                            1,236,989
     Non-trade accounts receivable                                                 3,860
     Inventories                                                                 146,947
     Prepaid expenses                                                             40,677
                                                                       ------------------

Total current assets                                                           2,573,600

Property and equipment                                                         2,136,085
Deposits and other assets                                                         27,228
                                                                       ------------------

Total assets                                                                  $4,736,913
                                                                       ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                           $236,456
     Accrued liabilities                                                         260,336
     Current portion of capitalized lease obligations                             11,226
     Current installments of long-term debt                                      110,833
                                                                       ------------------

Total current liabilities                                                        618,851

Capitalized lease obligations, excluding current portion                          13,900
Long-term debt, excluding current installments                                   285,889
                                                                       ------------------
Total liabilities                                                                918,640
                                                                       ------------------

Stockholders' equity:
     Common stock, no par value; 1,000,000 shares authorized,
         127,786 issued and outstanding                                           63,893
     Additional paid-in capital                                                  158,873
     Retained earnings                                                         3,595,507
                                                                       ------------------

Total stockholders' equity                                                     3,818,273
                                                                       ------------------

Total liabilities and stockholders' equity                                    $4,736,913
                                                                       ==================

See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                             Statement of Operations

                      For the Year Ended December 31, 1997



                                                            1997
                                                    --------------------

Net sales                                              $   8,082,507
Cost of sales                                              4,737,042
                                                    --------------------

Gross profit                                               3,345,465

Selling, general and administrative expenses               1,533,259
                                                    --------------------

Income from operations                                     1,812,206

Interest expense                                             (27,399)
Other income                                                  87,538
                                                    --------------------

Income before income taxes                                 1,872,345

Provision for income taxes                                       800
                                                    --------------------

Net income                                             $   1,871,545
                                                    ====================


See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                        Statement of Stockholders' Equity

                      For the Year Ended December 31, 1997



                                                                    Additional
                                        Common Stock                  Paid-In            Retained
                              --------------------------------

                                   Shares            Amount           Capital            Earnings              Total
                              -----------------------------------------------------------------------------------------------

BALANCE -
         December 31,
         1996                           127,786            63,893          158,873            4,149,622             4,372,388
Net income                                    -                 -                -            1,871,545             1,871,545
Shareholders'
         distributions                        -                 -                -           (2,425,660)           (2,425,660)
                              -----------------------------------------------------------------------------------------------

BALANCE -
         December 31,
         1997                           127,786         $  63,893       $  158,873          $ 3,595,507           $ 3,818,273
                              ===============================================================================================


See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                             Statement of Cash Flows

                      For the Year Ended December 31, 1997



                                                                                 1997
                                                                       ------------------------
CASH FLOWS FROM OPERATING
    ACTIVITIES
Net income                                                                     $  1,871,545
Adjustments to reconcile net income to net cash
    provided by operating activities
        Depreciation and amortization                                               431,126
        Gain on disposal of property and equipment                                   (1,332)
        Services provided to supplier                                               (27,657)
        Decrease (increase) in:
              Trade accounts receivable                                              29,053
              Non-trade accounts receivable                                          25,381
              Inventories                                                           (52,157)
              Prepaid expenses                                                       (2,540)
        Increase (decrease) in:
              Accounts payable                                                      (92,866)
              Accrued liabilities                                                   113,267
                                                                       ------------------------

Net cash provided by operating activities                                         2,293,820
                                                                       ------------------------

CASH FLOW FROM INVESTING ACTIVITIES

Proceeds from marketable securities                                               1,533,162
Acquisition of equipment, furniture and fixtures                                   (954,627)
Proceeds from disposal of equipment, furniture and fixtures                           1,550
                                                                       ------------------------
Net cash provided by investing activities                                           580,085
                                                                       ------------------------


                                   (continued)

                            SOLDER STATION ONE, INC.

                      For the Year Ended December 31, 1997



                                                                          1997
                                                                  ---------------------


CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt                                              $     (44,162)
Principal payment on capitalized financing leases                               (1,921)
Capitalized financing leases                                                    27,047
Shareholders' distributions                                                 (2,425,660)
                                                                  ---------------------
Net cash used in financing activities                                       (2,444,696)
                                                                  ---------------------

NET INCREASE IN CASH AND CASH
    EQUIVALENTS                                                                429,209

CASH AND CASH EQUIVALENTS - beginning
    of year                                                                    715,918
                                                                  ---------------------

CASH AND CASH EQUIVALENTS - end of year                                   $  1,145,127
                                                                  =====================

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
    Interest                                                          $            508
    Income taxes                                                                   800
Noncash transactions:
    Reductions to note payable based on noncash consideration                  (27,657)
    Interest on note payable based on noncash consideration                    (26,891)



See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                          Notes to Financial Statements

                                December 31, 1997


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Description

Solder Station One, Inc. (the "Company") was incorporated in 1979. The Company provides solder masking and solder leveling services to printed circuit board manufacturers.

Cash and Cash Equivalents

The Company considers all liquid investments with maturities of three months or less at date of purchase to be cash equivalents.

Inventories

Inventories consist of supplies used in the solder masking and solder leveling services provided by the Company and are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the individual assets, generally three to seven years.

                            SOLDER STATION ONE, INC.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company sells its services to customers in the high technology industry and primarily located in Southern California. The Company performs ongoing credit evaluations of its customers and does not require collateral for its receivables. However, the Company maintains an allowance for potential credit losses. As of December 31, 1997, the gross accounts receivable balance included amounts from three customers which individually represented approximately 19%, 7% and 5% of the total accounts receivable balance. Sale to these customers totaled approximately 7%, 13% and 12% of gross sales for the year ended December 31, 1997.

The Company relies on three key vendors to supply its primary raw material needs. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs on comparable terms.

Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of

The Company applies provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

                            SOLDER STATION ONE, INC.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company's shareholders have elected to be taxed for Federal income tax purposes as a Subchapter S Corporation under the Internal Revenue Code. As a result, the net income and any tax credits of the Company are included in the personal income tax returns of the Company's shareholders. Accordingly, no provision has been made of Federal income taxes in the accompanying financial statements. For state tax purposes, the Company is subject to an S Corporation tax of 1.5% of pretax earnings. The Company's S Corporation taxes have been substantially offset by California Enterprise Zone Tax Credit and the manufacturers credit.

No provision has been made in the accompanying financial statements for built-in gains taxes which, if any, might be due in the event of the sale of any of the Company's assets.

Cost of Sales

Certain materials used in the Company's processing are regularly recovered. The Company receives either cash for the recovered materials or discounts on purchases of raw materials. Such savings are treated as a reduction of cost of sales.

2.   OWNERSHIP OF COMPANY

The Company's sole stockholders are Mr. and Mrs. Odilon Cardenas. They are the only members of the Board of Directors and participate in the day-to-day operation and management of the Company.

                            SOLDER STATION ONE, INC.

3.   PROPERTY AND EQUIPMENT

A summary of property and equipment at cost, are as follows:


                                                            1997
                                                    -----------------------

Machinery and equipment                                    $   6,340,133
Office furniture and fixtures                                    112,622
Vehicles                                                          47,445
Leasehold improvements                                           780,034
                                                    -----------------------
                                                               7,280,234
Less accumulated depreciation and amortization                 5,144,149
                                                    -----------------------

Property and equipment, net                                $   2,136,085
                                                    =======================

4. LONG-TERM DEBT

Long-term debt consists of the following:

                                                               1997
                                                    -----------------------
     Note to equipment supplier payable in
     monthly principal installments of
     $9,336 plus interest, bearing interest
     at 6.31%, due February 1, 2002 secured by
     equipment of the Company                                $  396,722

     Less current installments                                  110,833
                                                    -----------------------

     Long-term debt, excluding current installments          $  285,889
                                                    =======================


     Maturities of long-term debt at December 31, 1997 are as follows:



1999                                $  110,833
1998                                   110,833
2000                                   110,833
2001                                    64,223
                                --------------

                                    $  396,722
                                ==============

                            SOLDER STATION ONE, INC.

4.   LONG-TERM DEBT (continued)

The terms of the note payable to the equipment supplier provide for reductions to the outstanding balance based on services provided to the supplier by the Company and certain purchases made by the Company from the supplier. A dispute has arisen with the supplier concerning the formula for allowing future reductions to the total outstanding balance at December 31, 1997.

5.   RELATED PARTY TRANSACTIONS

The Company's stockholders own two buildings which the Company leases for its Santa Ana, California manufacturing facilities and administrative offices. Rent paid on these buildings totaled to approximately $222,650 for 1997.

6.   COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its manufacturing facilities and administrative offices under noncancelable operating leases. The leases typically require the Company to pay taxes, insurance and certain other operating expenses applicable to the leased property. In the normal course of business, expiring leases will be renewed or replaced with new leases. Total rental expense on operating leases was $286,826 for 1997.

Future minimum lease commitments under all noncancelable leases with initial or remaining terms of one year or more consisted of the following at December 31, 1997:


1998                                                     $   222,456
1999                                                         231,354
2000                                                         240,608
2001                                                         250,233
                                                   -----------------
Total minimum lease payments                             $   944,651
                                                   =================

                            SOLDER STATION ONE, INC.

Capital Lease Obligations
The Company leases certain equipment under two- to four-year capital leases expiring in October 2001. The net book value of the assets recorded under these capital leases is $28,918 as of December 31, 1997, including accumulated depreciation of $1,300 as of December 31, 1997, and is included in property and equipment in the financial statements. Total future minimum lease payments under these capital leases and the present value of the minimum lease payments as of December 31, 1997 consist of the following:

         For the years ending December 31:


1998                                                         $   11,226
1999                                                              9,552
2000                                                              4,530
2001                                                              3,774
                                                      -----------------
                                                                 29,082
Less amount representing interest                                 3,956
                                                      -----------------
Present value of minimum lease payments                          25,126
Less current portion                                             11,226
                                                      -----------------
                                                             $   13,900
                                                      =================

7.   IMPACT OF YEAR 2000 (UNAUDITED)

Certain older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000 (the "Year 2000 Issue"). This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities.

                            SOLDER STATION ONE, INC.

7.   IMPACT OF YEAR 2000 (UNAUDITED) (continued)

The Company has completed an initial assessment of the Year 2000 Issue and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company believes that these modifications to existing software and conversions are estimated to be completed by December 31, 1998. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have an impact on the operations of the Company. This timeline is based on the Company's best estimates, and actual results could differ materially from those anticipated. In addition, there is no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company.

8.   SUBSEQUENT EVENTS

The owners of the Company have entered into a non-binding letter of intent to sell their interest in the Company.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Solder Station One, Inc.:

We have audited the accompanying balance sheets of Solder Station One, Inc. As of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the finanial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solder Station One, Inc. As of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP


November 11, 1997

                            SOLDER STATION ONE, INC.
                                 Balance Sheets
                           December 31, 1996 and 1995


                                                                                            1996                     1995
                                                                                     -------------------     --------------------

                                                           Assets
 Current:
   Cash and cash equivalents                                                         $           715,918                  533,141
   Marketable securities                                                                       1,533,162                  969,095
   Trade accounts receivable, less allowance for returns and
      doubtful accounts of $45,938 in 1996 and $47,188 in 1995                                 1,266,042                1,495,127
   Non-trade accounts receivable                                                                  29,241                   46,571
   Inventories                                                                                    94,790                  159,231
   Prepaid expenses                                                                               38,137                   34,309
                                                                                          --------------           --------------

                           Total current assets                                                3,677,290                3,237,474

Property and equipment                                                                         1,612,802                1,719,719
Deposits and other assets                                                                         27,228                   27,228
                                                                                          --------------           --------------

                           Total assets                                              $         5,317,320                4,984,421
                                                                                          ==============           ==============


                                            LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                                                                  $            329,322                  589,158
  Accrued liabilities                                                                            147,069                  158,385
  Current installments of long-term debt                                                         110,833                  130,680
                                                                                          --------------     --------------------

                           Total current liabilities                                             587,224                  878,223

Long-term debt, excluding current installments                                                   357,708                  233,814
                                                                                          --------------     --------------------

                           Total liabilities                                                     944,932                1,112,037
                                                                                          --------------     --------------------

Stockholders' equity:
 Common stock, no par value; 1,000,000 shares authorized,
    127,786 issued and outstanding                                                                63,893                   63,893
 Additional paid-in capital                                                                      158,873                  158,873
 Retained earnings                                                                             4,149,622                3,649,618
                                                                                          --------------     --------------------

                           Total stockholders' equity                                          4,372,388                3,872,384
                                                                                          --------------     --------------------

                           Total liabilities and stockholders' equity               $          5,317,320                4,984,421
                                                                                          ==============     ====================


See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                            Statements of Operations

                     Years ended December 31, 1996 and 1995





                                                                                             1996                  1995
                                                                                        --------------        --------------

Net sales                                                                            $       7,729,038             6,896,146
Cost of sales                                                                                4,822,015             4,524,997
                                                                                        --------------        --------------

         Gross profit                                                                        2,907,023             2,371,149

Selling, general and administrative expenses                                                 1,605,827             1,459,858
                                                                                        --------------        --------------

         Income from operations                                                              1,301,196               911,291

Interest expense                                                                                47,306                 4,490
Other income (expense)                                                                         101,009                87,048
                                                                                        --------------        --------------

         Income before income taxes                                                          1,354,899               993,849

Provision for income taxes                                                                         800                   800
                                                                                        --------------        --------------

         Net income                                                                  $       1,354,099               993,049
                                                                                        ==============        ==============


See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                       Statements of Stockholders' Equity

                     Years ended December 31, 1996 and 1995



                                                              ADDITIONAL                           TOTAL
                                                              PAID-IN          RETAINED        STOCKHOLDERS'
                                     COMMON STOCK             CAPITAL          EARNINGS           EQUITY
                                ------------------------     ---------       -----------     --------------
                                   SHARES         AMOUNT
                                ---------      ---------

Balance at December 31, 1994      127,786     $   63,893       158,873         3,075,553          3,298,319
Net earnings                          ___            ___           ___           993,049            993,049
Shareholders' distributions           ___            ___           ___          (418,984)          (418,984)
                                ---------      ---------     ---------       -----------     --------------
Balance at December 31, 1995      127,786         63,893       158,873         3,649,618          3,872,384
Net earnings                          ___            ___           ___         1,354,099          1,354,099
Shareholders' distributions           ___            ___           ___          (854,095)          (854,095)
                                ---------      ---------     ---------       -----------     --------------
Balance at December 31, 1996      127,786     $   63,893       158,873         4,149,622          4,372,388
                                =========      =========     =========       ===========     ==============



See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1996 and 1995



                                                                                         1996                     1995
                                                                                  -------------------     --------------------
Cash flows from operating activities:
  Net earnings                                                                $             1,354,099                  993,049
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization                                                             426,586                  355,845
    Gain on disposal of fixed assets                                                          (18,075)                 (1,099)
    Loss in marketable securities                                                              11,418                   19,413
    Services provided to supplier                                                             (61,685)                      --
    Decrease (increase) in:
      Trade accounts receivable                                                               229,085                (359,010)
      Non-trade accounts receivable                                                            17,330                 (24,895)
      Inventories                                                                              64,441                (107,478)
      Prepaid expenses                                                                         (3,828)                   7,037
      Deposits and other assets                                                                    --                    2,446
    Increase (decrease) in:
      Accounts payable                                                                       (259,836)                 290,179
      Accrued liabilities                                                                     (11,316)                  45,465
                                                                                  -------------------     --------------------

             Net cash provided by operating activities                                      1,748,219                1,220,952
                                                                                  -------------------     --------------------

Cash flows from investing activities:
  Investments in marketable securities                                                       (575,485)                (57,082)
  Acquisition of equipment, furniture and fixtures                                           (155,417)               (961,552)
  Proceeds from disposal of equipment, furniture and fixtures                                  39,402                    1,501
                                                                                  -------------------     --------------------

             Net cash used in investing activities                                          (691,500)              (1,017,133)
                                                                                  -------------------     --------------------


                                   (Continued)

                            SOLDER STATION ONE, INC.


                                                                                       1996                     1995
                                                                                -------------------      -------------------
Cash flows from financing activities:
  Repayment of long-term debt                                               $               (19,847)                 (23,810)
  Shareholders' distributions                                                              (854,095)                (418,984)
                                                                                -------------------      -------------------

          Net cash used in financing activities                                            (873,942)                (442,794)
                                                                                -------------------      -------------------

          Net increase (decrease) in cash and cash equivalents                              182,777                 (238,975)

Cash and cash equivalents at beginning of year                                              533,141                  772,116
                                                                                -------------------      -------------------

Cash and cash equivalents at end of year                                    $               715,918                  533,141
                                                                                ===================      ===================

Supplemental disclosures:
  Cash paid during the year for:
    Interest                                                                $                 1,718                    2,001
    Income taxes                                                                                800                      800
  Noncash transactions:
    Equipment purchases financed by supplier                                                185,579                  344,647
    Reductions to note payable based on noncash consideration                               (61,685)                      --
                                                                                ===================      ===================


See accompanying notes to financial statements.

                            SOLDER STATION ONE, INC.
                    Notes to Financial Statements, Continued

                            SOLDER STATION ONE, INC.
                          Notes to Financial Statements
                           December 31, 1996 and 1995

(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        COMPANY DESCRIPTION

        Solder Station One, Inc. (the Company) was incorporated in 1979. The Company provides solder masking and solder leveling services to printed circuit board manufacturers.

        CASH AND CASH EQUIVALENTS

        The Company considers all liquid investments with maturities of three months or less at date of purchase to be cash equivalents.

        MARKETABLE SECURITIES

        Investments in securities which do not meet the definition of cash equivalents are classified as marketable securities. Marketable securities consist of U.S. and state government agency issues. Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), was adopted by the Company at the beginning of Fiscal 1995. SFAS 115 requires that investments be classified as "held to maturity," "available for sale" or "trading securities." The statement defines investments in securities as "held to maturity" based upon a positive intent and ability to hold those securities. Securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and would be reported at fair value, with unrealized gains and losses included in operations. Debt and equity securities not classified as "held to maturity" or "trading securities" are classified as "available for sale" and would be recorded at fair value, with unrealized gains and losses excluded from operations and reported as a separate component of equity. At December 31, 1996 and 1995, the Company classified all of its investments in securities which did not meet the definition of cash equivalents as trading securities.

        INVENTORIES

        Inventories consist of supplies used in the solder masking and solder leveling services provided by the Company and are stated at the lower of cost (first-in, first-out) or market.

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the individual assets, generally three to seven years.

        CONCENTRATIONS OF CREDIT RISK

        The Company sells its services to customers in the high technology industry and primarily located in Southern California. The Company performs ongoing credit evaluations of its customers and does not require collateral for its receivables. However, the Company maintains an allowance for

                            SOLDER STATION ONE, INC.
                    Notes to Financial Statements, Continued

        potential credit losses. As of December 31, 1996, the gross accounts receivable balance included amounts from three customers which individually represented approximately 23%, 12% and 10% of the total accounts receivable balance. Sales to these customers totaled approximately 19%, 11% and 10% of gross sales for the year ended December 31, 1996.

        The Company relies on three key vendors to supply its primary raw material needs. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs on comparable terms.

        IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

        The Company applies provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        USE OF ESTIMATES

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

        INCOME TAXES

        The Company's shareholders have elected to be taxed for Federal income tax purposes as a Subchapter S Corporation under the Internal Revenue Code. As a result, the net income and any tax credits of the Company are included in the personal income tax returns of the Company's shareholders. Accordingly, no provision has been made for Federal income taxes in the accompanying financial statements. For state tax purposes, the Company is subject to an S Corporation tax of 1.5% of pretax earnings. The Company's S Corporation taxes have been substantially offset by California Enterprise Zone Tax Credit and the manufacturers credit. No provision has been made in the accompanying financial statements for built-in gains taxes which, if any, might be due in the event of the sale of any of the Company's assets.

        COST OF SALES

        Certain materials used in the Company's processing are regularly recovered. The Company receives either cash for the recovered materials or discounts on purchases of raw materials. Such savings are treated as a reduction of cost of sales.

                            SOLDER STATION ONE, INC.
                    Notes to Financial Statements, Continued

(2)     OWNERSHIP OF COMPANY

        The Company's sole stockholders are Mr. and Mrs. Odilon Cardenas. They are the only members of the Board of Directors and participate in the day-to-day operation and management of the Company.

(3)     MARKETABLE SECURITIES

        The carrying values and estimated market values of investment securities held as trading securities are summarized as follows:

                                  U.S. STATE AND LOCAL GOVERNMENT AGENCY ISSUE
                                  --------------------------------------------

                                                                      Gross
                                                                    unrealized
                                   Cost           Fair value           loss
                                  -------------  ---------------- --------------

As of December 31, 1995        $        987,080           969,095       17,985
As of December 31, 1996               1,562,565         1,533,162       29,403
                                  =============  ================ ==============



        Maturities of the trading securities are summarized as follows:

                                                 YEAR ENDED DECEMBER 31
                                       --------------------------------------

                                               1996               1995
                                       --------------------  -----------------

Within 1 year                       $               300,763            407,424
After 1 year through 5 years                        649,236            352,239
After 5 years through 10 years                      277,146                 --
After 10 years                                      335,420            227,417
                                       --------------------  -----------------

                                    $             1,562,565            987,080
                                       ====================  =================

(4)     PROPERTY AND EQUIPMENT
        A summary of property and equipment at cost, are as follows:

                                                                  1996                    1995
                                                          --------------------     -------------------

            Machinery and equipment                    $             5,425,794               5,950,793
            Office furniture and fixtures                              102,569                 120,641
            Vehicles                                                    37,875                 106,334
            Leasehold improvements                                     767,867                 778,887
                                                          --------------------     -------------------
                          Subtotal                                   6,334,105               6,956,655

            Less accumulated depreciation
              and amortization                                       4,721,303               5,236,936
                                                          --------------------     -------------------

                          Property and equipment, net  $             1,612,802               1,719,719
                                                          ====================     ===================


                            SOLDER STATION ONE, INC.
                    Notes to Financial Statements, Continued

(5)     LONG-TERM DEBT

        Long-term debt consists of the following:


                                                                                     1996                     1995
                                                                             --------------------     -------------------
            Note to equipment supplier payable in monthly principal
               installments of $9,336 plus interest, bearing interest
               at 6.31%, due February 1, 2002 secured by
               equipment of the Company                                     $              468,541                344,647
            Note payable to customer in monthly installments of
            $1,984, paid in 1996, secured by equipment of the
            Company                                                                            --                  19,847
                                                                             --------------------     -------------------

                          Total long-term debt                                            468,541                 364,494

            Less current installments                                                     110,833                 130,680
                                                                             --------------------     -------------------

                          Long-term debt, excluding current
                              installments                                 $              357,708                 233,814
                                                                             ====================     ===================


            Maturities of long-term debt at December 31, 1996 are as follows:


1997                   $               110,833
1998                                   110,833
1999                                   110,833
2000                                   110,833
2001                                    25,209
                           -------------------

                       $               468,541
                           ===================

            The terms of the note payable to the equipment supplier provide for reductions to the outstanding balance based on services provided to the supplier by the Company and certain purchases made by the Company from the supplier. A dispute has arisen with the supplier concerning the formula for allowing future reductions to the total outstanding balance at December 31, 1996.

(6)         RELATED PARTY TRANSACTIONS

            The Company's stockholders own two buildings which the Company leases for its Santa Ana, California manufacturing facilities and administrative offices. Rent paid on these buildings totaled to approximately $212,328 and $202,069 for 1996 and 1995, respectively.

                            SOLDER STATION ONE, INC.
                    Notes to Financial Statements, Continued

(7)         COMMITMENTS AND CONTINGENCIES

            The Company leases its manufacturing facilities and administrative offices under noncancelable operating leases. The leases typically require the Company to pay taxes, insurance and certain other operating expenses applicable to the leased property. In the normal course of business, expiring leases will be renewed or replaced with new leases. Total rental expense on operating leases was $294,591 and $302,221 for 1996 and 1995, respectively.

            Future minimum lease commitments under all noncancelable leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:


1997                                                   $                17,825
1998                                                                    18,538
1999                                                                    19,280
2000                                                                    20,051
2001                                                                    20,853
Thereafter                                                              21,687
                                                          --------------------

            Total minimum lease payments               $               118,234
                                                          ====================

(8)         SUBSEQUENT EVENTS

            The owners of the Company have entered into a letter of intent to sell their interest in the Company.

         CONDENSED PRO FORMA FINANCIAL INFORMATION FOR THE COMPANY AS OF MARCH 31, 1998 AND FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
                          QUARTER ENDED MARCH 31, 1998


The following unaudited Condensed Pro Forma Balance Sheet and Statements of Operations (collectively, the "Pro Forma Financial Statements") are based on historical financial statements of the Company and Solder Station One, Inc. ("Solder") after giving effect to the Company's purchase of all Solder outstanding stock.

The Pro Forma Financial Statements were prepared as if the transaction has occurred as of January 1, 1997 and as of January 1, 1998 for Statements of Operations purposes and as of March 31, 1998 for Balance Sheet purposes. The Pro Forma Financial Statements are not necessarily indicative of the future financial position or future results of operations of the Company after the purchase of Solder stock, or of the financial position or results of operations of the Company had the purchase of Solder stock occurred on the dates indicted above or been in effect for the period presented.

The Pro Forma Adjustments are based upon available information and upon certain assumptions the Company believes are reasonable. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and other financial information pertaining to the Company and Solder, and related notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and historical financial statements and other financial information pertaining to Solder included in this Form 8-K/A and in previously filed Form 8-K.

             Heartland Technology, Inc. and Solder Station One, Inc.
                   Pro Forma Consolidated Financial Statements

                                        Balance Sheet as of March 31, 1998
                                                    (Unaudited)
                                                  (In Thousands)

                                                   Heartland          Solder               Pro
                                                  Technology        Station One           Forma           Pro
                                                     Inc. A            Inc. A          Adjustments       Forma
                                                  ----------        -----------        -----------       --------

Assets
Current assets
      Cash and cash equivalents                      $2,318           $1,324          ($2,824)   B    $    818
      Accounts receivable                             3,601            1,179                             4,780
      Due from affiliate                                531                                                531
      Inventories                                     2,052              129                             2,181
      Prepaid expenses                                   77               73                               150
                                                  ---------        ---------       -----------       ---------
               Total current assets                   8,579            2,705           (2,824)           8,460

Property and equipment, net                           4,862            2,051                             6,913

Other assets
      Goodwill, net                                   8,774                              4,217   E      12,991
      Investment in partnerships                      8,124                                              8,124
      All other                                         760               27             (350)   F         437
                                                 ----------        ---------         --------       ----------
               Total other assets                    17,658               27             3,867          21,552
                                                   --------        ---------          --------        --------
Total Assets                                        $31,099           $4,783            $1,043         $36,925
                                                    =======           ======            ======         =======

Liabilities and Stockholders' Equity
Current liabilities
      Accounts payable                              $ 1,909           $  378           $              $  2,287
      Accrued expenses & other liabilities            1,216               95                             1,311
      Line of credit                                  1,023                                              1,023
      Current portion of long term debt               1,601              122             1,719   C       3,442
      Allowance for claims and liabilities            1,279                                              1,279
                                                   --------      -----------           -----------   ---------
               Total current liabilities              7,028              595             1,719           9,342

Long term obligations
      Capitalized lease obligations                                       11                                11
      Long term debt, less current portion            1,750              281             3,220   C       5,251
      Notes payable                                   3,000                                              3,000
                                                   --------      -----------       -----------       ---------
               Total long term obligations            4,750              292             3,220           8,262

Stockholders' equity                                 19,321            3,896           (3,896)   D      19,321
                                                   --------          -------          -------         --------
Total Liabilities and Stockholders' Equity          $31,099           $4,783            $1,043         $36,925
                                                    =======           ======            ======         =======



             Heartland Technology, Inc. and Solder Station One, Inc.
                   Pro Forma Consolidated Financial Statements

                   Notes to Balance Sheet as of March 31, 1998
                                   (Unaudited)
                                 (In Thousands)

A.       Represents the historical financial position at March 31, 1998.

B. To record $1,500 cash paid for Solder stock and adjust for Solder cash transferred to owner.

C.       To record liability for bank debt and notes issued.

                                          Due           Due
                                        Within         After
                                       One Year      One Year      Total
                                       --------      --------      -----

         Note payable                    $   175                   $   175
         Revolver                            964                       964
         Three year term loan                400     $   800         1,200
         Five year acquisition loan          180         720           900
         Notes payable                                 1,700         1,700
                                          ------     -------       -------
         Totals                           $1,719      $3,220        $4,939
                                          ======      ======        ======

         HTI issued a $400 note payable which will be paid if, and only if, Solder attains certain operating income targets. The $400 note is not included above. The $175 short term note is non-interest bearing.

D.       To eliminate Solder equity in consolidation.

E.       To record goodwill
         Value of Solder assets                               $3,459
              Less: liabilities assumed                          887
                                                             -------
         Net assets                                            2,572
         Purchase price                                        6,789
                                                             -------
         Goodwill                                             $4,217
                                                             =======

F. To record the transfer of direct acquisition costs to goodwill and recognition of financing charge.

             Heartland Technology, Inc. and Solder Station One, Inc.
                   Pro Forma Consolidated Financial Statements

          Statement of Operations for the Quarter Ended March 31, 1998
                                   (Unaudited)
                    (In thousands, except per share amounts)



                                                   Heartland          Solder               Pro
                                                  Technology        Station One           Forma           Pro
                                                     Inc. A           Inc. A            Adjustments      Forma
                                                  ----------        -----------         -----------      -------

Net sales                                            $5,242           $1,645            $               $6,887
Cost of Sales                                         3,801              987                             4,788
                                                    -------         --------            ------         -------
Gross profit                                          1,441              658                 0           2,099

Other income
      Interest income                                    16                               (16)   B           0
      Management fee from affiliate                     106                                                106
      Income from investment in partmerships           (28)                                               (28)
      Other income                                                        11                                11
                                               ------------        ---------            ------       ---------
Total other income                                       94               11              (16)              89

Other expenses
      Selling, general and administrative expenses    1,633              591                26   D       2,250
      Interest expense                                  142                0               111   C         253
      Special compensation                              188                                                188
                                                  ---------      -----------            ------        --------
Total other expenses                                  1,963              591               137           2,691

Income before taxes                                   (428)               78             (153)           (503)
Provision for income taxes                            (190)                0              (33)   E       (223)
                                                  --------         ---------            -----        ---------
Net loss                                           ($  238)          $    78            ($120)         ($ 280)
                                                   =======           =======            =====          ======

Net loss per share - basic and diluted             ($ 0.14)                                            ($0.17)
                                                   =======                                             ======

Weighted average number of common shares            1,671                                               1,671
                                                   =======                                             ======


             Heartland Technology, Inc. and Solder Station One, Inc.
                   Pro Forma Consolidated Financial Statements

      Notes to Statement of Operations for the Quarter Ended March 31, 1998
                                   (Unaudited)
                    (In thousands, except per share amounts)



A. Represents historical results of operations for the quarter ended March 31, 1998.

B. To reduce investment income in consideration of investments liquidated to accomplish the purchase.

C. To record interest expense on the additional debt required to accomplish the purchase.

                                     Average         Quarterly
                                      Out-           Interest          Interest
                                    standing           Rate             Expense
                                    --------         ---------         --------

         Revolver                       $889              2.1%           $   19
         Three year term loan          1,150              2.5%               29
         Five year term loan             878              2.4%               21
         Seller notes                  2,100              2.0%               42
                                                                           ----
                                                                         $  111
                                                                           ====

         Interest is accrued in 1998 on $400 note payable contingent amount.

D. To record 40 year amortization of $4,217 goodwill arising in the purchase, $105 per year, $26 per quarter.

E.       To reflect the consolidated income tax provision for the Company.

             Heartland Technology, Inc. and Solder Station One, Inc.
                   Pro Forma Consolidated Financial Statements

          Statement of Operations for the Year Ended December 31, 1997
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                   Heartland         Solder                Pro
                                                 Technology        Station One            Forma          Pro
                                                   Inc. A            Inc. A            Adjustments      Forma
                                                 -----------       ------------        -----------      -----

Net sales                                           $15,093           $8,082          $                $23,175
Cost of Sales                                         9,684            4,737                            14,421
                                                  ---------          -------          ---------        -------
Gross profit                                          5,409            3,345                0            8,754

Other income
      Interest income                                   272               88            (178)   B          182
      Management fee from affiliate                     425                                                425
      Income from investment in partnerships            587                                                587
      Other income                                       28                                                 28
                                                 ----------     ------------          ----------    ----------
Total other income                                    1,312               88            (178)            1,222

Other expenses
      Selling, general and administrative expenses    3,119            1,533              105   D        4,757
      Interest expense                                  416               27              401   C          844
      Special compensation                              438                                                438
                                                  ---------     ------------          ------------   ---------
Total other expenses                                  3,973            1,560              506            6,039

Income before taxes                                   2,748            1,873            (684)            3,937
Provision for income taxes                              773                1             522    E        1,296
                                                  ---------      -----------          ----------      --------
Net income                                          $ 1,975           $1,872          ($1,206)         $ 2,641
                                                    =======           ======          =======          =======

Net income per share - basic and diluted              $1.18                                              $1.58
                                                      =====                                              =====
Weighted average number of common shares
      outstanding                                     1,671                                              1,671
                                                      =====                                              =====



             Heartland Technology, Inc. and Solder Station One, Inc.
                   Pro Forma Consolidated Financial Statements

      Notes to Statement of Operations for the Year Ended December 31, 1997
                                   (Unaudited)
                    (In thousands, except per share amounts)



A. Represents historical results of operations for the year ended December 31, 1997.

B. To reduce investment income in consideration of investments liquidated to accomplish the purchase.

         Investments liquidated by HTI                     $1,500
         Approximate 1997 average investment return            6%
                                                         --------
         Reduction of 1997 HTI interest income                 90
         Reduction of Solder 1997 interest income              88
                                                         --------
                                                          $   178
                                                         --------

C. To record interest expense on the additional debt required to accomplish the purchase.

                                       Average      Annual
                                        Out-       Interest     Interest
                                      standing        Rate       Expense
                                      --------     --------     --------

         Revolver                         $664          8.5%       $  56
         Three year term loan            1,000         10.0%         100
         Five year acquisition loan        810          9.5%          77
         Seller notes                    2,100          8.0%         168
                                                                   -----
                                                                    $401
                                                                   -----

         Interest is accrued in 1998 on $400 note payable contingent amount.

D. To record 40 year amortization of $4,217 goodwill arising in the purchase, $105 per year.

E.       To reflect the consolidated income tax provision for the Company.

NYFS08...:\65\63765\0003\306\8-KA410F.WPD

                                  EXHIBIT INDEX


Exhibit No.                                Description
--------------             -----------------------------------------------------

       2.1 Agreement and Plan of Reorganization, dated as of April 10, 1998, by and among Solder Station-One, Inc., Odilon Cardenas, Enedina Cardenas, Heartland Technology, and SS Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated April 24, 1998 (the "Registrant's Form 8-K")). +

       99.1 Promissory Note, dated April 10, 1998, of Solder Station-One, Inc. and SS Acquisition Corporation, in the principal amount of $1,700,000, and payable to Odilon Cardenas and Enedina Cardenas (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K).

       99.2 Promissory Note, dated April 10, 1998, of Solder Station-One, Inc. and SS Acquisition Corporation, in the principal amount of $400,000, and payable to Odilon Cardenas and Enedina Cardenas (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K)

       99.3 Promissory Note, dated April 10, 1998, of Solder Station-One, Inc. and SS Acquisition Corporation, in the principal amount of $175,000, and payable to Corporate Finance Associates (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K).

       99.4 Continuing Guaranty, dated as of April 10, 1998, by Heartland Technology, Inc. in favor of Odilon Cardenas and Enedina Cardenas (incorporated by reference to Exhibit 99.4 to the Registrant's Form 8-K).

       99.5 Loan and Security Agreement, dated as of April 10, 1998, by and between Solder Station-One, Inc., SS Acquisition Corporation, and LaSalle National Bank (incorporated by reference to Exhibit 99.5 to the Registrant's Form 8-K).

       99.6 Guaranty, dated as of April 10, 1998, from Heartland Technology, Inc. to LaSalle National Bank (incorporated by reference to Exhibit 99.6 to the Registrant's Form 8-K).


       +          Certain schedules and similar attachments have been omitted.
                  The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.